                                                                   Exhibit 10.21
                                                                   -------------


                      ADMINISTRATIVE SERVICES AGREEMENT

  This Agreement is made, executed and entered into this ___ day of __________, 1998, by and between Torchmark Corporation, a Delaware corporation having its principal offices in Birmingham, Alabama ("Torchmark") and Waddell & Reed Financial, Inc., a Delaware corporation having its principal offices in Overland Park, Kansas ("W&R"), for the purpose of rendering administrative and investment services for the Torchmark Corporation Savings and Investment Plan and the Liberty National Life Insurance Company 401(k) Plan (collectively, the "Plans").

1.  Services to be Provided
    -----------------------

    W&R or one of its affiliates shall perform applicable recordkeeping and investment services, in accordance with all applicable federal, state and local laws and regulations and the provisions of the latest executed Plan document, as specified below:

     (a) allocate earnings, including dividends, if any, and losses for (1) various mutual funds in the United Group of mutual funds (the "Funds") offered as investments under the Plan, (2) Torchmark Common Stock, and
          (3) W&R Class A Common Stock;

     (b) issue buy and sell orders, as appropriate, to the purchasing agent for W&R Class A Common Stock according to the participants' direction and dividend allocation;

     (c) issue buy and sell orders, as appropriate, to the purchasing agent for Torchmark Common Stock according to the participants' directions and dividend allocation,

     (d) purchase shares of the Funds for participants' accounts according to the participants' direction;

     (e)  determine asset values for the Funds held by the Plan;

     (f)  calculate participant account balances on a periodic basis;

     (g) transfer plan assets among the various Funds as directed by Plan participants;

     (h)  perform periodic valuations no less frequently than semi-monthly;

     (i) invest and credit participant and employer contributions to the appropriate investment fund, including Torchmark Common Stock, under the Plan.

     (j) provide investment numbers to the trustees of the Plans and to Torchmark for wiring of contributions;

     (k) balance the recordkeeping system used in the administration of the Plans, as needed, to the shareholder recordkeeping system after each investment;

     (l) prepare a monthly mutual fund confirmation for the trustees of the Plans;

     (m) prepare letters for the trustees of the Plans to use, as needed and as requested, regarding mutual fund redemptions, stock redemptions, forfeitures, and stock buys and sells;

     (n) prepare spreadsheets for stock pricing calculation each investment for input of net asset values based on information provided by Torchmark related to the current periods stock transactions;

     (o) calculate and input dividend rates on Torchmark stock and W&R stock, as necessary; and,

     (p)  check all test results when changes are made to the Plans' systems.

2.   Information to be Provided
     --------------------------

     (a) W&R shall provide the services described in paragraph 1 above based on information furnished by Torchmark.

     (b) Torchmark shall provide W&R with all information relative to employee data which is necessary for performance of the services agreed upon herein.

3.  Compensation
    ------------

    In consideration of the performance of services described herein, Torchmark shall pay a quarterly fee, payable within 30 days after the end of each calendar quarter, in the amount of two dollars and fifty cents ($2.50) per participant per quarter (which is the equivalent of ten dollars ($10.00) per participant per year) to W&R for the services described herein. Any additional services which are requested by Torchmark and agreed to by W&R shall be provided for a separately agreed upon fee. The foregoing shall not preclude W&R from receiving, in addition to the compensation specified herein, management fees and other expense fees listed in the prospectuses for the Funds.

4.  Board of Directors
    ------------------

    The Torchmark Board of Directors may include officers and directors of W&R. W&R may, nevertheless, deal freely with Torchmark, and no contract or transaction shall be invalidated or in any way affected by reason of those facts, even though the vote of the directors(s) or the action of the officer(s) who are officers or directors of W&R shall have been necessary to obligate Torchmark in such contract or transaction. Neither W&R nor any officer or director thereof shall be liable to Torchmark or to any shareholder or creditor thereof or to any other person by reason of such contract or transaction or for any loss resulting therefrom or for any profit derived therefrom, provided that it was reasonable to believe that such contract or transaction was, at the time at which it was entered into, a reasonable one to have been entered into and on terms that, at such time, were fair. Nothing contained in this paragraph 5, however, shall validate, authorize or apply to any act prohibited by applicable law or shall protect any director or officer of Torchmark or any director or officer of W&R against any liability to Torchmark or its shareholders to which he would otherwise be subject by reason of bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office or under this Agreement.

5.   General
     -------

     (a) Either W&R or Torchmark may elect to terminate this Agreement on 30 days' written notice. Unless terminated by such notice, this Agreement shall continue from month to month and year to year.

     (b) Each provision of this Agreement is severable from all other provisions of this Agreement and, if one or more of the provisions of this Agreement shall be declared invalid, the remaining provisions of this, Agreement, nevertheless, remain in full force and effect.

     (c) All written notices provided for in this Agreement shall be deemed given when mailed postage prepaid to the address of the respective party as listed above, unless otherwise provided in an Amendment to this Agreement.

     (d) This Agreement will be governed by and construed in accordance with the laws of the State of Kansas.

     (e) Torchmark shall not assign or otherwise transfer this Agreement or any rights hereunder without the prior written permission of W&R.

     (f) This Agreement constitutes the entire agreement between the parties with respect to the subject matter. This Agreement may be executed in one or more counterparts, each of which shall constitute but a single document. No modification or waiver of or to any provision of this Agreement shall be valid unless in writing and signed by all the parties hereto.

     (g) This Agreement will become effective as of the Effective Date when signed by duly authorized representatives of both parties and will continue in effect until terminated.


  IN WITNESS WHEREOF, the parties hereto, each acting under due and proper authority, have caused this Agreement to be executed by their respective signatures.

                                TORCHMARK CORPORATION

ATTEST:                         BY:_______________________________________
                                   Its:___________________________________

________________________________


                                WADDELL & REED FINANCIAL, INC.

ATTEST:                         BY:_______________________________________
                                   Its:___________________________________

________________________________